UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2026

URGENT.LY INC.

(Exact name of registrant, as specified in its charter)

Delaware	001-41841	46-2848640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44927 George Washington Blvd, Suite 265, Office 209

Ashburn, VA 20147

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: (571) 350-3600

Former name or address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ULYX	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed by Urgent.ly, Inc. (the “Company” or “Urgently”) in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2026, the Company entered into an Agreement and Plan of Merger, dated as of March 13, 2026 (the “Merger Agreement”) with Agero, Inc., a Nevada corporation (“Parent”), and Medford Hawk, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on March 30, 2026 Purchaser commenced a tender offer to purchase all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock” and shares of Common Stock, “Shares”), in exchange for $5.50 in cash per Share, net to the holder thereof in cash, without interest and subject to any applicable withholding taxes (the “Offer Price”), subject to and in accordance with the terms and conditions set forth in the Offer to Purchase, dated March 30, 2026 (the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may have been amended or supplemented, constituted the “Offer”).

The Offer expired one minute after 12:00 midnight, New York City time, on April 25, 2026 (11:59 P.M. Eastern Time on Friday, April 24, 2026). According to Equiniti Trust Company, LLC, the depositary for the Offer, a total of 1,288,914 voting Shares were validly tendered, and not validly withdrawn, representing approximately 58.7% of the outstanding voting Shares. The number of voting Shares tendered satisfied the Minimum Condition (as defined in the Merger Agreement). All other conditions to the Offer were satisfied and Parent accepted for payment all Shares validly tendered (and not validly withdrawn) prior to the expiration of the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied, and on April 28, 2026 (the “Closing Date”), Purchaser merged with and into the Company (the “Merger”), the separate corporate existence of Purchaser ceased and the Company continued as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with no stockholder vote required.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of Common Stock, (i) each outstanding share of Common Stock, other than any shares of Common Stock (a) held in the treasury of the Company, (b) held by any stockholder who has properly exercised and perfected appraisal rights under Delaware law and has not effectively withdrawn or lost such rights prior to the Effective Time, or (c) owned by Parent, Purchaser or any direct or indirect subsidiary of Parent or Purchaser at the commencement of the Offer and owned by Parent, Purchaser or any direct or indirect subsidiary of Parent or Purchaser immediately prior to the Effective Time, will be converted into the right to receive the Offer Price; (ii) each restricted stock unit award to receive shares of Common Stock (the “Company RSU Awards”) outstanding immediately prior to the Effective Time was accelerated, became fully vested, and was cancelled and converted into the right to receive an amount in cash, without interest and subject to withholding for all required taxes, equal to the product obtained by multiplying (x) the Offer Price by (y) the total number of shares of Common Stock subject to such Company RSU Award (the “RSU Award Consideration”); and (iii) each option to purchase shares of Common Stock from the Company (a “Company Option”) that was outstanding and unexercised immediately prior to the Effective Time was accelerated, became fully vested, and was cancelled and converted into the right to receive an amount in cash, without interest and subject to withholding for all required taxes, equal to the product obtained by multiplying (x) the amount by which the Offer Price exceeded the exercise price per share attributable to such Company Option by (y) the total number of shares of Common Stock issuable upon exercise in full of such Company Option at the Effective Time (the “Company Option Consideration”). Any Company Option for which the exercise price per share attributable to such Company Option was equal to or greater than the Offer Price was cancelled without any cash payment or other consideration payable in respect thereof. As of the Effective Time, all Company RSU Awards and Company Options are no longer outstanding and ceased to exist, and each holder of a Company RSU Award or Company Option, as the case may be, no longer has any rights with respect thereto, except the right to receive the Company RSU Award Consideration or the Company Option Consideration, respectively. In addition, the previously outstanding warrant to purchase Common Stock (the “Warrant”) expired immediately prior to the consummation of the Merger without any consideration payable in respect of the Warrant.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 16, 2026, which is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each of Mathew Booth, Gina Domanig, Suzie Doran, James M. Micali, Ryan Pollock and Alexandre Zyngier resigned from the board of directors of the Company. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the directors and officers of Purchaser immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The directors of Purchaser immediately prior to the Effective Time were David Ferrick, Peter Necheles and Jeffrey Blecher. The executive officers of Purchaser immediately prior to the Effective Time were: (i) David Ferrick, President; (ii) Glenn Cusano, Chief Financial Officer; (iii) Jeffrey Blecher, Chief Operating Officer (iv) Peter Necheles, Secretary and (v) Mara F. Lupacchino, Treasurer.

Information regarding the new directors and executive officers of the Surviving Corporation has been previously disclosed in Schedule A to the Offer to Purchase, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, as set forth on Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description of Exhibit

2.1+	Agreement and Plan of Merger, dated as of March 13, 2026, by and among the Company, Parent and Purchaser (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 16, 2026).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

Certain schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and annexes upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 28, 2026

URGENT.LY INC.

By:	/s/ Peter Necheles
Peter Necheles
Secretary